                                                                   Exhibit 24.1

                              POWER OF ATTORNEY


        Each person whose signature appears below constitutes and appoints Wayne R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Form 10-K Annual Report for the fiscal year ending on June 30, 1996, and any amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     SIGNATURE                        TITLE                           DATE
     ---------                        -----                           ----
                                  Chief Executive               September   , 1996
- ------------------------        Officer and Director
Wayne R. Hellman

                                Chief Financial Officer,        September   , 1996
- ------------------------        Chief Accounting Officer,
Louis S. Fisi                        and Director

/s/ Theodore A. Filson               Director                   September 27, 1996
- ------------------------
Theodore A. Filson

/s/ Francis H. Beam                  Director                   September 30, 1996
- ------------------------
Francis H. Beam

/s/ Richard D. Capra                 Director                   September 30, 1996
- ------------------------
Richard D. Capra

/s/ Susumu Harada                    Director                   September 27, 1996
- ------------------------
Susumu Harada

/s/ A Gordon Tunstall                Director                   September 27, 1996
- ------------------------
A Gordon Tunstall
